Exhibit 10.5

EXECUTION COPY

MASTER REPURCHASE AGREEMENT

Dated as of September 25, 2003

Between:

BEAR STEARNS MORTGAGE CAPITAL CORPORATION

and

NC CAPITAL CORPORATION

1. Applicability

From time to time the parties hereto may enter into transactions in which NC Capital Corporation (“Seller”) agrees to transfer to Bear Stearns Mortgage Capital Corporation (“Buyer”) Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement, as the same shall be amended from time to time.

2. Definitions

(a) “Act of Insolvency”, with respect to either Buyer or Seller, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party’s inability to pay such party’s debts as they become due;

(b) “Additional Purchased Mortgage Loans”, Mortgage Loans provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c) “Breakage Fee”, in the event that Seller substitutes Mortgage Loans or terminates this Agreement (other than a termination resulting from a default by Buyer), an amount equal to (A) Buyer’s actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions, (ii) entering into or terminating hedge transactions; and/or (iii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination (the foregoing amounts shall be solely determined and calculated by Buyer in good faith);

(d) “Business Day”, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of California or any day on which a bank located in the State of New York or the State of California or the New York Stock Exchange is authorized or permitted to close for business;

(e) “Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of a percentage, agreed to by Buyer and Seller prior to entering into the Transaction and specified in the related Request/Confirmation, to the Repurchase Price for such Transaction as of such date;

(f) “Custodian”, the custodian named in the Custodial Agreement and any permitted successor thereto;

(g) “Custodial Agreement”, the Custodial Agreement among Buyer, Seller and the Custodian providing for the custody of records relating to the Purchased Mortgage Loans;

(h) “Disbursement Account”, the account described in the Custodial Agreement;

(i) “Dry Mortgage Loans” shall refer to Mortgage Loans other than Wet Mortgage Loans;

(j) “Financial Covenants”, the financial covenants of Guarantor set forth in Exhibit F attached hereto;

(k) “FNMA”, the Federal National Mortgage Association;

(l) “Guarantor”, New Century Financial Corporation;

(m) “Guarantee”, the guaranty in the form attached hereto as Exhibit E;

(n) “High-Cost Mortgage Loan”, a Mortgage Loan (1) any Mortgage triggering the protections of HOEPA or (2) a “home loan”, “covered home loan” or “high-cost home loan” as defined in the Georgia Fair Lending Act, as amended, “high cost home loan” under the New York Predatory Lending Law, codified as N.Y. Banking Law § 6-1, N.Y. Gen. Bus. Law § 771-a, and N.Y. Real Prop. Acts Law § 1302 or in New York City Ordinance 67-A, “high cost home loan” under North Carolina General Statutes Section 24-1.1E et seq., “high cost home loan” under Kentucky Revised Statutes §360.100 et seq. or “high-cost home loan” under Arkansas Code of 1987 Annotated §23-53-101 et seq.;

(o) “HOEPA”: The Home Ownership and Equity Protection Act of 1994, as amended;

(p) “Home Improvement Loan”, a home improvement retail installment sales contract that is secured by first or junior liens on one to four-family residential properties or by purchase money security interests in the home improvements financed by such home improvement contract;

(q) “Income”, with respect to any Mortgage Loan at any time, any principal thereof then payable and all payments of interest and principal together with other distributions thereon or proceeds thereof;

(r) “Loan Schedule”, a schedule of Mortgage Loans identifying each Mortgage Loan: (1) in the case of all Mortgage Loans, by Seller’s loan number, Mortgagor’s name and address (including the state and zip code) of the mortgaged property, whether such Mortgage Loan is a Dry Mortgage Loan or a Wet Mortgage Loan, whether such Mortgage Loan bears a fixed or adjustable interest rate, the loan-to-value ratio, the outstanding principal amount as of a specified date, the initial interest rate borne by such Mortgage Loan, the original principal balance thereof, the current scheduled monthly payment of principal and interest, the maturity of the related Note, the property type, the occupancy status, the appraised value, the original term to maturity and whether or not the Mortgage Loan (including the related Note) has been modified; and (2) in the case of adjustable rate Mortgage Loans, the interest rate borne by such Mortgage Loan on the Purchase Date, the index and applicable determination date for each adjustment period, the gross margin, the payment adjustment period (in months), months to next payment adjustment, periodic payment adjustment cap, lifetime payment adjustment cap, lifetime payment cap, interest rate adjustment, periodic interest adjustment cap and lifetime interest rate adjustment cap;

(s) “Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(t) “Market Value”, with respect to any Mortgage Loans as of any date, the fair market value of such Mortgage Loans on such date as determined by Buyer in its reasonable business judgment from time to time and at such times as it may elect in its sole discretion; provided, however, that a Market Value of zero shall be assigned to (i) any Mortgage Loan that has been delinquent for at least sixty (60) days, (ii) any Mortgage Loan that has been subject to this Agreement for more than one hundred and eighty (180) days in aggregate, (iii) any Mortgage Loan with respect to which there is a breach of a representation or warranty made by Seller in this Agreement or the Custodial Agreement that materially adversely affects Buyer’s interests hereunder or (iv) any Wet Mortgage Loan that is subject to this Agreement or the Custodial Agreement for more than the aggregate number of days provided herein without having become a Dry Mortgage Loan;

(u) “MERS”, Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto;

(v) “MERS Mortgage Loan”, means any MOM Mortgage Loan or any other Mortgage Loan as to which MERS is (or is intended to be) the mortgagee of record and as to which a MIN has been assigned;

(w) “MIN”, a MERS Mortgage Identification Number assigned to a Mortgage Loan in accordance with the MERS Procedures Manual;

(x) “MOM Mortgage Loan”, means a Mortgage Loan where the related Mortgage names MERS as the original mortgagee thereof, as to which a MIN has been assigned, and which Mortgage has not been assigned to any other person;

(y) “Mortgage”, the mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note;

(z) “Mortgage Loan”, a first or second priority lien mortgage loan on single family residential property consisting of a Note secured by a Mortgage;

(aa) “Mortgagor”, the obligor on a Note;

(bb) “Non-MERS Mortgage Loan”, any Mortgage Loan as to which MERS is not (and is not intended to be) the mortgagee of record;

(cc) “Note”, the Note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan;

(dd) “Originator”, New Century Mortgage Corporation;

(ee) “Price Differential”, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(ff) “Pricing Rate”, the per annum percentage rate for determination of the Price Differential, which rate shall be specified in the related Request/Confirmation;

(gg) “Prime Rate”, the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;

(hh) “Purchase Date”, the date with respect to each Transaction on which Purchased Mortgage Loans are sold by Seller to Buyer hereunder;

(ii) “Purchase Price”, (i) on the Purchase Date, the price at which Purchased Mortgage Loans are sold by Seller to Buyer hereunder, and (ii) thereafter, such price decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(jj) “Purchased Mortgage Loans”, the Mortgage Loans sold by Seller to Buyer in a Transaction hereunder, and any Mortgage Loans substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Mortgage Loans” with respect to any Transaction at any time also shall include Additional Purchased Mortgage Loans delivered pursuant to Paragraph 4(a);

(kk) “Replacement Mortgage Loans”, the meaning specified in Paragraph 11(e)(ii) hereof;

(ll) “Repurchase Date”, the date on which Seller is to repurchase the Purchased Mortgage Loans from Buyer, including any date determined by application of the provisions of Paragraphs 3(e) or 11 hereof;

(mm) “Repurchase Price”, the price at which Purchased Mortgage Loans are to be resold by Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;

(nn) “Request/Confirmation”, the request and confirmation substantially in the form of Exhibit A hereto delivered pursuant to Paragraph 3 hereof;

(oo) “Request for Wire”, the request to Buyer substantially in the form of Exhibit B hereto delivered pursuant to Paragraph 3 hereof;

(pp) “Servicer”, New Century Mortgage Corporation;

(qq) “Underwriting Guidelines” shall mean the written guidelines of Seller for the origination of Mortgage Loans in the form most recently acknowledged and accepted in writing by Buyer;

(rr) “Wet Mortgage Loans” shall have the meaning set forth in the Custodial Agreement.

3. Initiation; Request/Confirmation; Termination; Transactions Optional

(a) Any agreement to enter into a Transaction shall be made in writing at the initiation of Seller. In the event that Seller desires to enter into a Transaction hereunder, Seller shall give notice to Buyer via facsimile or telephone prior to 5:00 p.m., New York City time, on the Business Day prior to the proposed Purchase Date. In addition, Seller shall simultaneously deliver to Buyer a Request for Wire executed by an authorized representative of Seller.

(b) In the event that Seller requires additional funds on a particular Purchase Date, Seller shall give Buyer notice of such request via facsimile or telephone no later than 3:30 p.m. New York City time on such Purchase Date. Seller shall send Buyer a Request/Confirmation indicating the final amount of the Transaction for such Purchase Date no later than 5:00 p.m. New York City time on such Purchase Date. The Request/Confirmation shall be complete in every respect except for the signature of an authorized representative of Buyer. Buyer shall, upon its receipt and approval thereof, promptly execute and return the signed Request/Confirmation to Seller.

(c) The Request/Confirmation shall describe the Purchased Mortgage Loans in a manner satisfactory to Buyer (which may be by attaching a Loan Schedule thereto), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date,

unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, (v) whether the Mortgage Loan is a Wet Mortgage Loan or a Dry Mortgage Loan and (vi) any additional terms or conditions of the Transaction mutually agreeable to Buyer and Seller.

(d) Each Request/Confirmation shall be binding upon the parties hereto unless written notice of objection is given by the objecting party to the other party within one (1) Business Day after Buyer has delivered the completed Request/Confirmation to Seller.

(e) In the event of any conflict between the terms of a Request/Confirmation and this Agreement, such Request/Confirmation shall prevail.

(f) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the Business Day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by resale by Buyer to Seller or its agent of the Purchased Mortgage Loans and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller hereunder) against the transfer of the Repurchase Price to an account of Buyer.

(g) The adjustment mechanism and the index for any adjustable rate Mortgage Loan must be satisfactory to Buyer in its sole discretion.

(h) Notwithstanding any provision of this Agreement or the Custodial Agreement to the contrary, the initiation of each Transaction is subject to the approval of Buyer in its sole discretion. Buyer may, in its sole discretion, reject any Mortgage Loan from inclusion in a Transaction hereunder for any reason.

4. Margin Maintenance

(a) If at any time the aggregate Market Value of all Purchased Mortgage Loans subject to all Transactions hereunder is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Buyer’s option, to transfer to Buyer cash or additional Mortgage Loans reasonably acceptable to Buyer (“Additional Purchased Mortgage Loans”), so that the cash and aggregate Market Value of the Purchased Mortgage Loans, including any such Additional Purchased Mortgage Loans, will thereupon equal or exceed such aggregate Buyer’s Margin Amount; provided, however, that no Additional Purchased Mortgage Loans may be Wet Mortgage Loans.

(b) If the notice to be given by Buyer to Seller under subparagraph (a) above is given at or prior to 10:00 a.m. New York city time on a Business Day, Seller shall transfer cash or Additional Purchased Mortgage Loans to Buyer prior to the close of business in New York City on the date of such notice, and if such notice is given after 10:00 a.m. New York City time, Seller shall transfer cash or Additional Purchased Mortgage Loans prior to the close of business in New York City on the Business Day following the date of such notice.

(c) Any cash transferred pursuant to this Paragraph shall be held by Buyer as though it were Additional Purchased Mortgage Loans and, unless Buyer shall otherwise consent, shall not reduce the Repurchase Price of the related Transaction.

5.	Income Payments

Where a particular Transaction’s term extends over an Income payment date on the Mortgage Loans subject to that Transaction, all payments and distributions, whether in cash or in kind, made on or with resect to the Purchased Mortgage Loans shall, unless otherwise mutually agreed by Buyer and Seller and so long as an Event of Default on the part of Seller shall not have occurred and be continuing, be paid directly to Seller by the related Mortgagor. Buyer shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer, at Buyer’s option, cash or Additional Purchased Mortgage Loans sufficient to eliminate such Margin Deficit.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Mortgage Loans with respect to all Transactions hereunder and all proceeds thereof. Seller shall pay all fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the Uniform Commercial Code and recording assignments of mortgage as and when required by Buyer in its sole discretion.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Mortgage Loans transferred by one party hereto to the other party shall be transferred by notice to the Custodian to the effect that the Custodian is now holding for the benefit of the transferee the related documents and assignment forms delivered to it under the Custodial Agreement.

8.	Segregation of Documents Relating to Purchased Mortgage Loans

All documents relating to Purchased Mortgage Loans in the possession of Seller shall be segregated from other documents and securities in its possession and shall be identified as being subject to this Agreement. Ownership of all Purchased Mortgage Loans shall pass to Buyer and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging or hypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to resell and transfer Purchased Mortgage Loans to Seller pursuant to the terms hereof.

9. Substitution

Seller may, subject to agreement with, acceptance by and upon notice to Buyer, substitute Mortgage Loans substantially similar to the Purchased Loans for any Purchased Loans. If Seller gives notice to the Buyer at or prior to 10:00 a.m. New York City time on a Business Day, Buyer may elect, by the close of business on the Business Day notice is received or by the close of the next Business Day if notice is given after 10:00 a.m. New York City time on such day, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller’s transfer to Buyer of such other Loans and Buyer’s transfer to Seller of such Purchased Loans, and after such substitution, the substituted Loans shall be deemed to be Purchased Loans. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.

In the event Seller exercises its right to substitute or terminate under this Section 9, Seller shall be obligated to pay to Buyer, by the close of the Business Day of such substitution or termination, as the case may be, an amount equal to the Breakage Fee.

10. Representations, Warranties and Covenants

(a) Buyer and Seller each represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, to the other that:

(i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

(ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

(iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal);

(iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect; and

(v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

(b) Seller represents and warrants to Buyer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

(i) The documents disclosed by Seller to Buyer pursuant to this Agreement are either original documents or genuine and true copies thereof;

(ii) Seller, Originator and Guarantor are each a separate and independent corporate entity from the Custodian, none of Seller, Originator or Guarantor owns a controlling interest in the Custodian either directly or through affiliates and no director or officer of any of them is also a director or officer of the Custodian;

(iii) None of the Purchase Price for any Mortgage Loan will be used either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, and Seller has not taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

(iv) Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines and no change to the Underwriting Guidelines has occurred since the date of the last written revision to the Underwriting Guidelines was furnished to Buyer by Seller;

(v) Seller has purchased the Mortgage Loans from Originator pursuant to a bill of sale, a copy of which has been provided to Buyer;

(vi) Seller shall be at the time it transfers to Buyer any Mortgage Loans for any Transaction the legal and beneficial owner of such Mortgage Loans, free of any lien, security interest, option or encumbrance; and

(vii) Seller used no selection procedures that identified the Mortgage Loans relating to a Transaction as being less desirable or valuable than other comparable assets in Seller’s portfolio on the related Purchase Date.

(c) Seller makes the representations and warranties set forth at Exhibit C with respect to the Mortgage Loans as of the related Purchase Date.

(d) Seller covenants with Buyer, from and after the date hereof, as follows:

(i) Seller shall immediately notify Buyer if an Event of Default shall have occurred;

(ii) Seller shall deliver to Buyer a current Loan Schedule with respect to all Mortgage Loans subject to this Agreement with such frequency as Buyer may require but in no event less frequently than weekly;

(iii) No Mortgage Loan shall be subject to this Agreement for more than one hundred and eighty (180) days in aggregate;

(iv) The aggregate outstanding principal amount of Mortgage Loans subject to the Agreement at any time that are Wet Mortgage Loans shall not exceed $100,000,000;

(v) Seller shall comply with all applicable provisions of the Custodial Agreement and the Underwriting Guidelines;

(vi) Seller shall promptly notify Buyer of (i) the acceleration of any debt obligation or the termination of any credit facility of Seller; (ii) the amount and maturity of any such debt assumed after the date hereof; (iii) any adverse developments with respect to pending or future litigation involving Seller or Guarantor where the amount in controversy is in excess of $1,000,000 and the case is reasonably likely to be decided against Seller or Guarantor, as applicable; and (iv) any other developments which might materially and adversely affect the financial condition of Seller;

(vii) With respect to Wet Mortgage Loans subject to this Agreement, Seller shall deliver the Mortgage Files no later than seven (7) Business Days after the related Purchase Date;

(viii) For each Mortgage Loan that is a Wet Mortgage Loan, Seller has obtained an insured closing letter issued by a title insurance company effective not later than the closing date for such Mortgage Loan;

(ix) In the event that Buyer purchases a Mortgage Loan that is a Wet Mortgage Loan and the Wet Mortgage Loan is not originated by Originator for any reason, Seller shall return the funds constituting the Purchase Price for such Wet Mortgage Loan via wire transfer within twenty four (24) hours of Seller’s failure to complete the Wet Mortgage Loan;

(x) For all Mortgage Loans with Mortgages that are recorded into MERs, Seller agrees to take all actions necessary to cause MERs to provide to Buyer all reports that would customarily be provided to an Associate Member;

(xi) Notwithstanding any provision of this Agreement or the Custodial Agreement to the contrary, any funds distributed for the funding of a Mortgage Loan through the Disbursement Account, shall constitute the Purchase Price for such Mortgage Loan; and

(xii) Seller shall provide Buyer or its agents, with copies of all filings made by or on behalf of Guarantor or any entity that controls Guarantor, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings.

11. Events of Default; Event of Termination

(a) The following events shall constitute events of default (each an “Event of Default”) hereunder with respect to Buyer or Seller, as applicable:

(i) Seller fails to repurchase or Buyer fails to transfer Purchased Mortgage Loans upon the applicable Repurchase Date pursuant to the terms hereof;

(ii) Seller or Buyer fails, after one (1) Business Day’s notice, to comply with Paragraph 4 hereof;

(iii) An Act of Insolvency occurs with respect to Seller or Buyer or any entity directly or indirectly controlling Seller or Buyer;

(iv) Any representation or warranty made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; provided, however, that in the case of representations and warranties made with respect to the Purchased Mortgage Loans, (including without limitation the representations and warranties contained in Exhibit C hereto), such circumstance shall not constitute an Event of Default if, after determining the Market Value of the Purchased Mortgage Loans without taking into account the Purchased Mortgage Loans with respect to which such circumstance has occurred, and after following the procedures and time frames set forth in Section 4 hereof if any Margin Deficit exists following such Market Value determination, no other Event of Default shall have occurred and be continuing;

(v) Any covenant shall have been breached in any material respect; provided, however, that in the case of covenants made with respect to the Purchased Mortgage Loans such circumstance shall not constitute an Event of Default if, after determining the Market Value of the Purchased Mortgage Loans without taking into account the Purchased Mortgage Loans with respect to which such circumstance has occurred, and after following the procedures and time frames set forth in Section 4 hereof if any Margin Deficit exists following such Market Value determination, no other Event of Default shall have occurred and be continuing;

(vi) Buyer shall have reasonably determined that Seller is or will be unable to meet its commitments under this Agreement, shall have notified Seller of such determination and Seller shall not have responded with appropriate information to the contrary to the satisfaction of Buyer within one (1) Business Day;

(vii) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Mortgage Loans purported to be covered hereby;

(viii) A final, non-appealable judgment by any competent court in the United States of America for the payment of money in an amount of at least $1,000,000 is rendered against Seller, and the same remains undischarged for a period of sixty (60) days;

(ix) Any event of default or any event which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds in excess of $1,000,000 or indenture for borrowed funds in excess of $1,000,000 by which Seller is bound or affected shall occur and be continuing;

(x) In the reasonable judgment of Buyer a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Seller;

(xi) Seller shall be in default with respect to any normal and customary covenants under any debt contract or agreement, any servicing agreement or any lease to which it is a party, which default could materially adversely affect the financial condition of Guarantor and its subsidiaries taken as a whole (which covenants include, but are not limited to, an Act of Insolvency of Seller or the failure of Seller to make required payments under such contract or agreement as they become due);

(xii) Seller shall fail to promptly notify Buyer of (i) the acceleration of any debt obligation or the termination of any credit facility of Seller; (ii) the amount and maturity of any such debt assumed after the date hereof; (iii) any adverse developments with respect to pending or future litigation involving Seller or Guarantor where the amount in controversy is in excess of $1,000,000 and the case is reasonably likely to be decided against Seller or Guarantor, as applicable; and (iv) any other developments which might materially and adversely affect the financial condition of Seller;

(xiii) Seller shall have failed to comply in any material respect with its obligations under the Custodial Agreement; or

(xiv) The Guaranty shall no longer be in full force and effect.

(b) If an Event of Default shall have occurred and be continuing, then, at the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

(c) In all Transactions in which the defaulting party is Seller, if Buyer is deemed to have exercised the option referred to in subparagraph (b) of this Paragraph, (i) Seller’s obligations hereunder to repurchase all Purchased Mortgage Loans in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction and the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (b) of this Paragraph (decreased as of any day by (A) any amounts retained by Buyer with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Mortgage Loans pursuant to subparagraph (e)(i) of this Paragraph, and (C) any amounts credited to the account of Seller pursuant to subparagraph (f) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be payable to and retained by Buyer and applied to the aggregate unpaid Repurchase Prices owed by Seller, (iv) in the event that Seller does not pay the Repurchase Price, Seller shall immediately deliver or cause the Custodian to deliver to Buyer any documents relating to Purchased Mortgage Loans subject to such Transactions then in Seller’s possession, and (v) Seller shall be obligated to pay any related Breakage Fees.

(d) In all Transactions in which the defaulting party is Buyer, upon tender by Seller of payment of the aggregate Purchase Prices and accrued and unpaid Price Differentials for all such Transactions, Buyer’s right, title and interest in all Purchased Mortgage Loans subject to such

Transactions shall be deemed transferred to Seller, and Buyer shall deliver or cause the Custodian to deliver all documents relating to such Purchased Mortgage Loans to Seller.

(e) After one (1) Business Day’s notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (b) of this Paragraph or the notice referred to in clause (ii) of the first sentence of subparagraph (a) of this Paragraph), the nondefaulting party may:

(i) as to Transactions in which the defaulting party is Seller, (A) immediately sell on a servicing released or servicing retained basis as Buyer deems desirable, in a recognized market at such price or prices as Buyer may in its sole discretion deem satisfactory, any or all Purchased Mortgage Loans subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans in an amount equal to the Market Value therefor on such date against the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder; and

(ii) as to Transactions in which the defaulting party is Buyer, (A) purchase mortgage loans (“Replacement Mortgage Loans”) having substantially the same outstanding principal amount, maturity and interest rate as any Purchased Mortgage Loans that are not transferred by Buyer to Seller as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Mortgage Loans, to be deemed to have purchased Replacement Mortgage Loans at the price therefor on such date, calculated as the average of the prices obtained from three (3) nationally recognized registered broker/dealers that buy and sell comparable mortgage loans in the secondary market.

(f) As to Transactions in which the defaulting party is Buyer, Buyer shall be liable to Seller (i) with respect to Purchased Mortgage Loans (other than Additional Purchased Mortgage Loans), for any excess of the price paid (or deemed paid) by Seller for Replacement Mortgage Loans therefor over the Repurchase Price for such Purchased Mortgage Loans and (ii) with respect to Additional Purchased Mortgage Loans, for the price paid (or deemed paid) by Seller for the Replacement Mortgage Loans therefor. In addition, Buyer shall be liable to Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Mortgage Loans from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate for such Transaction or the Prime Rate. Seller may, in the event of a Buyer default, terminate this Agreement and shall not incur a Breakage Fee in connection with such termination. In the event that Seller exercises its right to terminate this Agreement, Seller shall provide Buyer with written notice of termination specifying the date the Agreement shall terminate, which date of termination shall be not less than one (1) Business Day following the date of the written notice. The date of termination specified in such written notice shall be deemed to be the Repurchase Date for all Transactions.

(g) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by Seller of its option under subparagraph (b) of this Paragraph.

(h) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate. Expenses incurred in connection with an Event of Default shall include without limitation those costs and expenses incurred by the nondefaulting party as a result of the early termination of any repurchase agreement or reverse repurchase agreement entered into by the nondefaulting party in connection with the Transaction then in default.

(i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(j) At the option of Buyer, exercised by written notice to Seller, the Repurchase Date for any or all Transactions shall be deemed to occur sixty (60) days after the date of such notice in the event that the senior debt obligations or short-term debt obligations of Bear Stearns & Co. Inc. shall be rated below the four highest generic grades (without regard to any pluses or minuses reflecting gradations within such generic grades) by any nationally recognized statistical rating organization.

(k) The exercise by any party of remedies after the occurrence of an Event of Default shall be conducted in a commercially reasonable manner.

(l) Buyer, at its option, may terminate this Agreement and all outstanding Transactions prior to the Termination Date, and in such case all outstanding Transactions shall terminate (subject to the notice requirement set forth in Paragraph 11(m) below) upon the occurrence of any one of the following Events of Termination:

(i) Buyer shall have reasonably determined that Seller or Guarantor is or will be unable to meet its commitments under this Agreement or the Guaranty, shall have notified Seller of such determination and Seller shall not have responded or caused the Guarantor to respond with appropriate information to the contrary to the satisfaction of Buyer within one (1) Business Day;

(ii) In the reasonable judgment of Buyer a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Seller or Guarantor;

(iii) Any event of default or any event which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds in excess of $1,000,000 or indenture for borrowed funds in excess of $1,000,000 by which Seller or Guarantor is bound shall occur and be continuing;

(iv) Seller or Guarantor shall have failed to comply in any material respect with its obligations under any servicing agreement or any lease to which it is a party which default could materially adversely affect the financial condition of Guarantor and its subsidiaries taken as a whole;

(v) Guarantor shall have terminated the Guarantee in accordance with its provisions and a replacement guarantor satisfactory to the Buyer has not been appointed; or

(vi) Guarantor shall have failed to comply with the Financial Covenants.

(m) If Buyer exercises its right to terminate this Agreement pursuant to Paragraph 11(l) hereof, Buyer shall provide Seller with written notice of termination specifying the date the Agreement shall terminate, which date of termination shall be not less than one (1) Business Day following the date of the written notice. The date of termination specified in such written notice shall be deemed to be the Repurchase Date for all Transactions.

12. Servicing of the Purchased Mortgage Loans

(a) The parties hereto agree and acknowledge that, notwithstanding the purchase and sale of the Purchased Mortgage Loans contemplated hereby, Seller shall service the Purchased Mortgage Loans for the benefit of Buyer and, if Buyer shall exercise its rights to sell the Purchased Mortgage Loans pursuant to this Agreement prior to the related Repurchase Date, Buyer’s assigns; provided, however, that the obligation of Servicer to service Purchased Mortgage Loans for the benefit of Buyer as aforesaid shall cease upon the payment to Buyer of the Repurchase Price therefor.

(b) Servicer shall service and administer the Purchased Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing which Servicer may deem necessary or desirable and consistent with the terms of this Agreement, and shall retain all principal prepayments and Income received by Servicer with respect to such Purchased Mortgage Loans pursuant to the terms hereof. Servicer, in administering and servicing the Purchased Mortgage Loans, shall employ procedures (including collection procedures) and exercise the same care it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage loan servicing practices of prudent mortgage lending institutions and giving due consideration to Buyer’s reliance on Servicer. Servicer will provide Buyer with monthly reports, substantially identical in form to FNMA’s standard form of remittance report with respect to all Purchased Mortgage Loans then involved in any Transaction hereunder.

(c) Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to Seller, (i) sell the Mortgage Loans on a servicing released basis or (ii) terminate Servicer as the servicer of the Purchased Mortgage Loans with or without cause without the imposition of a termination fee.

13. Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

14. Notices and Other Communications

Except as otherwise expressly provided herein, all such notices or communications shall be in writing (including, without limitation, telegraphic, facsimile or telex communication) or confirmed in writing and such notices and other communications shall, when mailed, sent by overnight courier, hand-delivered, telegraphed, communicated by facsimile transmission or telexed, be effective when received at the address for notices for the party to whom such notice or communications is to be given as follows:

if to Seller:

NC Capital Corporation

18400 Von Karman

Suite 1000

Irvine, California 92612

Attention: Richard Holguin

Telephone: (949) 250-5143

Telecopy: (949) 224-5750

if to Buyer:

Bear Stearns Mortgage Capital Corporation

383 Madison Avenue

New York, New York 10179

Attention: Eileen Albus

Telephone: (212) 272-7502

Telecopy: (212) 272-2053

Notwithstanding the foregoing, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission, and provided further, however, that all financial statements delivered shall be hand-delivered or sent by overnight delivery or first-class mail. Either party may revise any information relating to it by notice in writing to the other party, which notice shall be effective on the third business day following receipt thereof.

15. Payment of Expenses

Seller shall pay on demand all fees and expenses (including, without limitation, the fees and expenses for legal services of any kind whatsoever) incurred by Buyer or the Custodian in connection with this Agreement and the Custodial Agreement and the transactions contemplated hereby and thereby, whether or not any Transactions are entered into hereunder, including, by way of illustration and not by way of limitation, the fees and expenses incurred in connection with (i) the preparation, reproduction and distribution of this Agreement and the Custodial Agreement and any opinions of counsel, certificates of officers or other documents contemplated by the aforementioned agreements and (ii) any Transaction under this Agreement; provided, however, that Seller shall not be required to pay the fees and expenses of Buyer incurred as a result of Buyer’s default under this Agreement. The obligation of Seller to pay such fees and expenses incurred prior to or in connection with the termination of this Agreement shall survive the termination of this Agreement.

16. Opinions of Counsel

Seller shall, on the Purchase Date of the first Transaction hereunder and, upon the request of Buyer, on the Purchase Date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any person or entity that purchases the Mortgage Loans from Buyer in a repurchase transaction, a favorable opinion of counsel with respect to the matters set forth in Exhibit C hereto, in form and substance acceptable to Buyer and its counsel.

17. Further Assurances; Additional Information

(a) Seller shall promptly provide such further assurances or agreements as Buyer may request in order to effect the purposes of this Agreement.

(b) At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in its possession pertaining to each Purchased Mortgage Loan that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) Business Days after the date of such request.

(c) Seller agrees to provide Buyer or its agents, from time to time, with such information concerning Seller of a financial or operational nature as Buyer may reasonably request.

18. Buyer as Attorney-in-Fact

Buyer is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall have the right and power during the occurrence and continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Purchased Mortgage Loans and to give full discharge for the same.

19. Wire Instructions

(a) Any amounts to be transferred by Buyer to Seller hereunder shall be sent by wire transfer in immediately available funds to the account of Seller at:

DBTCO Americas NYC

Acct.: 0424-583

ABA No.: 021-001-033

Name: New Century Mortgage

(b) Any amounts to be transferred by Seller to Buyer hereunder shall be sent by wire transfer in immediately available funds to the account of Buyer at:

FNB Chicago/Bear Stearns MBS

Acct.: 071-000-013

ABA No.: 5801230

Attn: Eileen Albus

(c) Amounts received after 3:30 p.m., New York City time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day.

20. Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

21. Non-assignability; Termination

(a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party; provided, however, that Buyer may assign all of its rights under this Agreement, any Transaction or the Guaranty to its affiliates without the consent of Seller or Guarantor. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(b) This Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring three hundred and sixty-four (364) days after the date as of which this Agreement is entered into; provided, however, that this Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of Buyer and Seller; and provided further, however, that no such party shall be obligated to agree to such an extension.

22. Counterparts

This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

23. Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

24. No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

25. Use of Employee Plan Assets

(a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

26. Intent

(a) The parties intend and acknowledge that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Mortgage Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

(b) It is understood that either party’s right to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

27. Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION		NC CAPITAL CORPORATION

By	/s/ PAUL FRIEDMAN	By	/s/ KEVIN CLOYD

Title	Senior Vice President	Title	President

Date		Date

New Century Mortgage Corporation, in its capacity as Servicer hereunder, hereby acknowledges and agrees to the provision of Section 12(c)(ii) of the Agreement.
NEW CENTURY MORTGAGE CORPORATION

By	/s/ KEVIN CLOYD

Title	Senior Vice President

Date

EXHIBIT A

REQUEST/CONFIRMATION

TO:	NC Capital Corporation 18400 Von Karman Suite 1000 Irvine, California 92612 Attention: Richard Holguin

FROM:	Bear Stearns Mortgage Capital Corporation

RE:	Request/Confirmation under Master Repurchase Agreement, dated as of September 25, 2003, between Bear Stearns Mortgage Capital Corporation and NC Capital Corporation

Bear Stearns Mortgage Capital Corporation (“Buyer”) is pleased to confirm your sale and its purchase of the Mortgage Loans described below and listed on the attached Loan Schedule pursuant to the above-referenced Master Repurchase Agreement under the following terms and conditions:

	Additional	Aggregate
ORIG. PRINCIPAL AMOUNT OF MORTGAGE LOANS:	________	________

CURRENT PRINCIPAL AMOUNT OF MORTGAGE LOANS:	________	________

PURCHASE DATE:	________	________

REPURCHASE DATE:	________	________

PURCHASE PRICE:	________	________

PRICING RATE:	________	________

MINIMUM REQUIRED MARGIN PERCENTAGE:	________	________

PRICE DIFFERENTIAL DUE DATE:	________	________

PRINCIPAL AMOUNT OF WET MORTGAGE LOANS	________	________

The Master Repurchase Agreement is incorporated by reference into this Request/Confirmation and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Master Repurchase Agreement.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION

BY:
NAME:
TITLE:

EXHIBIT B

REQUEST FOR WIRE

FROM:	Bear Stearns Mortgage Capital Corporation

TO:	NC Capital Corporation 18400 Von Karman Suite 1000 Irvine, California 92612 Attention: Richard Holguin

RE:	Request for Wire under Master Repurchase Agreement, dated as of September 25, 2003, between Bear Stearns Mortgage Capital Corporation and NC Capital Corporation

NC Capital Corporation, as seller under the above-referenced repurchase agreement (the “Seller”), hereby notifies Bear Stearns Mortgage Capital Corporation (the “Buyer”) that Seller intends to enter into a Transaction on [Purchase Date]. Accordingly, please deliver [$                    ] to Deutsche Bank National Trust Company via wire to the following account:

[account information to be supplied by Deutsche Bank]

Seller hereby agrees to deliver to Buyer an executed Request/Confirmation no later than 5:00 p.m. on the Purchase Date. The Master Repurchase Agreement is incorporated by reference into this Request for Wire and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Master Repurchase Agreement.

NC CAPITAL CORPORATION

By:
Name:
Title

EXHIBIT C

REPRESENTATIONS AND WARRANTIES

RELATING TO THE PURCHASED MORTGAGE LOANS

(i) The information with respect to each Mortgage Loan set forth in the related Loan Schedule is true and correct;

(ii) All documentation required to be delivered to the Custodian under the Custodial Agreement has been so delivered;

(iii) Each Purchased Mortgage Loan is a Mortgage;

(iv) Each mortgaged property is improved by a single (one-to-four) family residential dwelling;

(v) No more than 30% by original principal balance of the Purchased Mortgage Loan had loan-to-value ratios in excess of 85%;

(vi) Each Purchased Mortgage Loan is being serviced by Seller in accordance with the terms of this Agreement;

(vii) The Note related to each Purchased Mortgage Loan bears a fixed or adjustable interest rate;

(viii) Each Mortgage is a valid and subsisting first or second lien of record (or is in the process of being recorded) on the mortgaged property subject in the case of any second-lien Mortgage Loan only to a single senior lien on such mortgaged property and subject in all cases to the exceptions to title set forth in the title insurance policy or attorney’s opinion of title, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

(ix) Immediately prior to the transfer and assignment of the Mortgage Loans by Seller to Buyer as contemplated by this Agreement, Seller held good and indefeasible title to, and was the sole owner of, each Mortgage Loan (including the related Note) and each Mortgage Loan (including the related Note) will be conveyed by Seller to Buyer subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause (ix) or other liens which will be released simultaneously with such transfer and assignment;

(x) No Purchased Mortgage Loan is thirty (30) days or more delinquent;

(xi) There is no delinquent tax or assessment lien on any mortgaged property, and each mortgaged property is free of substantial damage and is in good repair;

(xii) There is no valid and enforceable offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note;

(xiii) There is no mechanics’ lien or claim for work, labor or material affecting any mortgaged property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xvi) below;

(xiv) Each Purchased Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act (including the Riegle Community Development Act of 1994) and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

(xv) With respect to each Purchased Mortgage Loan either (a) an attorney’s opinion of title has been obtained but no title policy has been obtained or (b) a lender’s title insurance policy, issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related mortgaged property is situated, in an amount at least equal to the original balance of such Purchased Mortgage Loan together, in the case of a second-lien Mortgage Loan, with the then-original principal amount of the mortgage note relating to the senior lien, insuring the mortgagee’s interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real mortgaged property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (ix) above, was effective on the date of the origination of such Mortgage Loan, and such policy is valid and thereafter such policy shall continue in full force and effect;

(xvi) The improvements upon each mortgaged property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to Seller that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Purchased Mortgage Loan (together, in the case of a second-lien Mortgage Loan, with the outstanding principal balance of the senior lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the mortgaged property;

(xvii) If any mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such mortgaged property with a carrier generally acceptable to Seller in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Purchased Mortgage Loan (together, in the case of a second-lien Mortgage Loan, with the outstanding principal balance of the senior lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

(xviii) Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Purchased Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

(xix) Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of Buyer in any insurance policies applicable to any Purchased Mortgage Loans transferred by Seller including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of Buyer;

(xx) No more than 5% of the aggregate original outstanding principal balance will be secured by mortgaged properties located within any single zip code area;

(xxi) Each original Mortgage was recorded or is in the process of being recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from Seller;

(xxii) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of Buyer and which has been delivered to the Custodian. The substance of any such alteration or modification is reflected on the related Loan Schedule;

(xxiii) The proceeds of each Purchased Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder; any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; all costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

(xxiv) The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

(xxv) No Purchased Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

(xxvi) Each mortgaged property is located in the state identified in the respective Loan Schedule and consists of one or more parcels of real mortgaged property with a residential dwelling erected thereon;

(xxvii) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Purchased Mortgage Loan in the event the related mortgaged property is sold without the prior consent of the mortgagee thereunder;

(xxviii) Any advances made after the date of origination of a Purchased Mortgage Loan have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the respective Loan Schedule; the consolidated principal amount does not exceed the original principal amount of the related Purchased Mortgage Loan; no Note permits or obligates Seller to make future advances to the related Mortgagor at the option of the Mortgagor;

(xxix) There is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property, nor is such a proceeding currently occurring, and each mortgaged property is undamaged by waste, fire, water, flood, earthquake or earth movement;

(xxx) All of the improvements which were included for the purposes of determining the appraised value of any mortgaged property lie wholly within the boundaries and building restriction lines of such mortgaged property, and no improvements on adjoining properties encroach upon such mortgaged property, and are stated in the title insurance policy and affirmatively insured;

(xxxi) No improvement located on or being part of any mortgaged property is in violation of any applicable zoning law or regulation; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such mortgaged property is lawfully occupied under the applicable law;

(xxxii) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the owner of the Mortgage Loan to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(xxxiii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related mortgaged property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption other than any applicable Mortgagor redemption rights available to the related Mortgagor which would materially interfere with the right to sell the related mortgaged property at a trustee’s sale or the right to foreclose the related Mortgage;

(xxxiv) Except with respect to the period of delinquency contemplated in clause (x) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration;

(xxxv) No instrument of release or waiver has been executed in connection with any Purchased Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Custodian;

(xxxvi) Each Purchased Mortgage Loan was originated based upon a full appraisal, which included an interior inspection of the subject mortgaged property;

(xxxvii) No more than 10% of the aggregate original outstanding principal balance is secured by mortgaged properties that are non-owner occupied mortgaged properties (i.e., investor-owned and vacation);

(xxxviii) There do not exist any hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation on the mortgaged property securing any Purchased Mortgage Loan;

(xxxix) Originator is properly licensed or otherwise authorized, to the extent required by applicable law, to originate each Purchased Mortgage Loan; and the consummation of the transactions herein contemplated, including, without limitation, the ownership of the Purchased Mortgage Loans by Buyer will not involve the violation of such laws;

(xl) Seller is properly licensed or otherwise authorized, to the extent required by applicable law, to purchase each Purchased Mortgage Loan; and the consummation of the transactions herein contemplated, including, without limitation, the ownership of the Purchased Mortgage Loans by Buyer will not involve the violation of such laws;

(xli) With respect to each mortgaged property subject to a ground lease (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for at least five (5) years beyond the maturity date of the related Purchased Mortgage Loan; (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the ground rent payment is included in the mortgagor’s monthly payment as an expense item in determining the qualification of the mortgagor for such Mortgage Loan; (vi) Buyer has the right to cure defaults on the ground lease; and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the mortgaged property. The outstanding principal balance of Purchased Mortgage Loans with related mortgaged properties subject to ground leases does not exceed 5% of the aggregate original outstanding principal balance of the Purchased Mortgage Loans;

(xlii) Seller has not received a notice of default of any first-lien Mortgage Loan secured by any mortgaged property which has not been cured by a party other than Seller;

(xliii) No Purchased Mortgage Loan is subject to a temporary rate reduction pursuant to a buydown program;

(xliv) No more than 15% of the aggregate original outstanding principal balance of the Purchased Mortgage Loans was originated under Originator’s non-income verification program; and

(xlv) The interest rate on each Purchased Mortgage Loan is calculated on the basis of a year of 360 days with twelve 30-day months;

(xlvi) No Purchased Mortgage Loan is a High-Cost Loan;

(xlvii) For all Mortgage Loans with Mortgages that are recorded into MERS, Buyer will be treated as an associate investor;

(xlviii) For each Mortgage Loan that is designated by Seller as a “Non-MERS Mortgage Loan” that Seller intends to convert to a MERS Mortgage Loan, the Buyer will be treated as an associate investor within one (1) Business Day of Seller’s designation of such Purchased Mortgage Loan as a MERS Mortgage Loan; and

(xlix) No Mortgage Loan is a Home Improvement Loan.

EXHIBIT D

OPINION OF COUNSEL TO SELLER AND GUARANTOR

1. Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of California and has power and authority to enter into and perform its obligations under this Agreement and the Custodial Agreement. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller and its subsidiaries, considered as a whole.

2. This Agreement and the Custodial Agreement have each been duly authorized, executed and delivered by Seller, and each constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

3. No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by Seller for the consummation of the transactions contemplated by this Agreement or the Custodial Agreement.

4. The consummation of any of the transactions contemplated by this Agreement and the Custodial Agreement will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of Seller or the terms of any indenture or other agreement or instrument known to us to which Seller is party or bound, or any order known to such counsel to be applicable to Seller or any regulations applicable to Seller, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Seller.

5. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Seller or relating to the transaction contemplated by this Agreement or the Custodial Agreement which, if adversely determined, would have a material adverse effect on Buyer.

6. Originator is duly registered or licensed as a finance company in each state in which Mortgage Loans were originated, to the extent such registration or license is required by applicable law.

7. Seller is duly registered or licensed in each state in which such registration or license is required in order to purchase the Mortgage Loans.

8. Guarantor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to enter into and perform its

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obligations under the Guaranty. Guarantor is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Guarantor and its subsidiaries, considered as a whole.

9. The Guaranty has been duly authorized, executed and delivered by Guarantor, and each constitutes a valid and legally binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

10. No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by Guarantor for the consummation of the transactions contemplated by the Guaranty.

11. The consummation of any of the transactions contemplated by the Guaranty will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of Guarantor or the terms of any indenture or other agreement or instrument known to us to which Guarantor is party or bound, or any order known to such counsel to be applicable to Guarantor or any regulations applicable to Guarantor, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Guarantor.

12. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Guarantor or relating to the Guaranty which, if adversely determined, would have a material adverse effect on Buyer.

13. Each Mortgage Loan will have been endorsed in a manner which satisfies any requirement of endorsement in order to transfer all right, title and interest in and to that Mortgage Loan from Seller to Buyer. Each assignment of Mortgage related to each such Mortgage Loan is in recordable form and is sufficient under applicable law to validly and effectively transfer all right, title and interest of Seller to Buyer. This Agreement together with (a) the delivery of such related Mortgage Loans to Custodian, (b) the endorsement of such Mortgage Loans to Buyer and (c) the delivery of the assignments of Mortgages related to the Mortgage Loans to the Custodian in recordable form assigning such Mortgages to Buyer, creates a valid, perfected security interest in such Mortgage Loans in favor of Buyer. Such security interest will have the same priority and will be subject to the same security interests and liens as apply to such Mortgage Loans in the hands of Seller.

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EXHIBIT E

FORM OF GUARANTY

September 25, 2003

Bear Stearns Mortgage Capital Corporation

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This letter will confirm that New Century Financial Corporation, a Delaware corporation (“Guarantor”), agrees to absolutely and unconditionally guaranty to Bear Stearns Mortgage Capital Corporation, its successors and assigns (the “Beneficiary”), the full and prompt payment and performance of all of the obligations, undertakings and liabilities of NC Capital Corporation., a California corporation (the “Seller”), arising under the terms and provisions of a Master Repurchase Agreement (the “Master Repurchase Agreement”), dated as of September 25, 2003 by and among Seller and Bear Stearns Mortgage Capital Corporation and a Custodial Agreement, dated as of September 25, 2003 (the “Custodial Agreement”, and together with the Master Repurchase Agreement, the “Agreements”), by and among Buyer, Seller and Deutsche Bank National Trust Company, as custodian (such obligations, undertakings and liabilities are herein referred to as the “Obligations”), Guarantor hereby expressly consents to any amendment to the Agreements as may be agreed upon by Seller and Buyer and waives notice of any such amendment. A copy of the Master Repurchase Agreement is attached hereto as Exhibit A and a copy of the Custodial Agreement is attached hereto as Exhibit B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Master Repurchase Agreement.

Guarantor hereby represents and warrants to you that each Seller is an indirect wholly-owned subsidiary of Guarantor.

Guarantor covenants and agrees to immediately notify Buyer if a representation, warranty or covenant of Seller under either Agreement has been breached or that an Event of Default shall have occurred.

Payments required under this guaranty shall be payable whenever any Obligation, not to exceed the Guaranty Amount, has not been promptly paid to Beneficiary in accordance with the Agreements, without regard to any stay or delay with respect to such payment permitted or required by bankruptcy or any other applicable law. Buyer or Custodian on behalf of Buyer shall realize upon the Purchased Mortgage Loans prior to making a demand under this guarantee; provided, however, neither Buyer nor Custodian on behalf of Buyer shall be required to realize upon any security other than the Purchased Mortgage Loans or, except as set forth above with respect to realizing upon the Purchased Mortgage Loans, exercise any remedies prior to making a payment demand under this guaranty.

Guarantor hereby waives any requirement that the Beneficiary take legal action against Obligor before enforcing this guaranty; agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Guarantied Obligations or the dissolution, liquidation, reorganization or other change regarding Obligor or Obligor seeking protection, or having a case or proceeding commenced against it, under any law for the protection of debtors or creditors; waives diligence, presentment, demand for payment or performance, protest or notice or other formality of any kind whatsoever; waives filing of claims with any court in case of the insolvency, reorganization or bankruptcy of Obligor; and waives any fact, event or circumstance (other than payment in full) that might otherwise constitute a legal or equitable defense to or discharge of Guarantor, including (but without typifying or limiting this waiver) failure by the Beneficiary to perfect a security interest in any collateral securing performance of any Obligation and any delay by the Beneficiary in exercising any of its rights hereunder, Guarantor covenants that this guaranty will not be discharged except by full and final payment and performance to the Beneficiary of the Guarantied Amount incurred while it is effective, and agrees that this guaranty shall continue to be effective or be reinstated (as the case may be) if at any time all or any part of any payment or interest thereon or other performance by Obligor is avoided or must otherwise be restored by the Beneficiary. Guarantor hereby further consents to any renewal or modification of any Obligation or any extension of the time within which such is to be performed and to any other indulgences, whether before or after the date of this guaranty.

Guarantor agrees to pay on demand all out-of-pocket expenses (including legal fees and disbursements) incurred by the Beneficiary in connection with the enforcement and protection of its rights hereunder. Guarantor further covenants and agrees with Beneficiary to observe the financial covenants set forth in Exhibit F to the Master Repurchase Agreement and to promptly notify Beneficiary if Guarantor breaches any of those covenants. Guarantor hereby waives all suretyship defenses and agrees that the beneficiary may assign all its rights and obligations hereunder to any of its affiliates without the consent or approval of any party.

This is a continuing guaranty and will remain in effect until thirty (30) days after written notice of termination is received by Bear Stearns Mortgage Capital Corporation, 383 Madison Avenue, New York, New York 10179, Attention: Eileen Albus. Any such termination shall not affect or reduce Guarantor’s obligations hereunder for any liability of Obligor that arose prior to the expiration of said thirty-day period. This guaranty shall terminate and shall be of no further force or effect upon full payment of all amounts due to Buyer under the Agreement. This guaranty shall inure to the benefit of any successor of the Beneficiary and be binding on any successor or assignee of Guarantor.

This guaranty shall be governed by and construed in accordance with the laws of the State of New York. Guarantor hereby agrees that (i) any dispute or controversy arising out of or relating to this guaranty, the Master Repurchase Agreement or the Custodial Agreement shall be submitted to arbitration before the American Arbitration Association, (ii) the arbitration proceedings shall be conducted in New York, New York and (iii) the decision of the arbitrators shall be final and judgment may be entered on the award. In the event that such arbitration is unavailable, Guarantor hereby submits to the personal jurisdiction of the United States Federal and New York State courts situated in the City, County, and State of New York and hereby agrees that any litigation arising out of or relating to this guaranty, the Master Repurchase Agreement or the Custodial Agreement shall be brought in such courts. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the non-enforceability of any such other provision or agreement.

Any demand by Buyer for payment or performance by Guarantor shall be by a written demand to Guarantor, which shall be deemed to have been duly given if made by facsimile transmission to New Century Financial Corporation, Attention: General Counsel, Phone: (949) 440-7030 , Fax: (949) 440-7033 or if personally delivered at or upon the fifth day after deposit in the mails, mailed by registered mail, postage prepaid, to 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention: General Counsel.

Very truly yours, NEW CENTURY FINANCIAL CORPORATION

By:
Name:
Title:

EXHIBIT F

Financial Covenants of Guarantor

1. Liquidity: Cash and pledgeable collateral of Guarantor shall not be less than 1.5% of loan receivables held for sale (net of allowance for loan loss).

2. Tangible Net Worth (“TNW”): Guarantor’s TNW shall be $275,000,000 plus 75% of positive Net Income from December 31, 2002 to end of most recent month, plus 50% of any Equity Proceeds received after December 31, 2002.

3. Total Indebtedness to TNW: Guarantor’s Total Indebtedness to TNW shall be 10.5:1.

4. Maximum Residual Interest in Securitizations: Guarantor’s ratio of residual interests to TNW shall not exceed 1:1.

5. Profitability: Guarantor’s Net Income for two consecutive quarters, before income taxes and distributions, shall not be less than $1.00.

“Tangible Net Worth” shall mean, as of any date of determination, all amounts which would be included under capital on a balance sheet of the Guarantor at such date, determined in accordance with GAAP, less (i) amounts owing to the Guarantor from Affiliates and (ii) Intangible Assets.

“Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

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“Total Indebtedness” shall mean, for any period, the aggregate Indebtedness of the Guarantor during such period maintained in accordance with GAAP less the aggregate amount of any such Indebtedness that is reflected on the balance sheet of the Guarantor in respect of obligations incurred pursuant to a securitization transaction, solely to the extent such obligations are secured by the assets securitized thereby and are non-recourse to the Guarantor. In the event that any Indebtedness would be excluded from the calculation of Total Indebtedness but for the existence of recourse, the Guarantor shall be entitled nonetheless to exclude the amount of such Indebtedness that is not subject to recourse. The amount of any recourse shall be the stated or determinable amount thereof or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Guarantor in good faith.

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